Exhibit 99.1

Press Release
January 29, 2019

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced net income of $5,193,000 (total basic and diluted earnings per share of $0.40) and $14,845,000 (total basic and diluted earnings per share of $1.24) for the three and twelve months ended December 31, 2018, respectively.  This compares to net income of $3,617,000 (total basic and diluted earnings per share of $0.37 and $0.36, respectively) and $12,972,000 (total basic and diluted earnings per share of $1.30 and $1.29, respectively) for the same three and twelve month periods in 2017. Items significantly affecting net income during the 2018 period were:

•	a merger with Columbus First Bancorp, Inc. ("Columbus First") on May 31, 2018,

•	expenses relating to the merger with Columbus First, which totaled $164,000 and $2,123,000 for the three and twelve month periods, respectively,

•	a net loss of $461,000 on the sale of fixed assets primarily due to the sale of two buildings, and

•	a reduction in LCNB's federal tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

Commenting on the financial results, LCNB Chief Executive Officer Steve Foster said, "We are pleased to report our financial results for the three and twelve months ended December 31, 2018. Net income for the three and twelve months ended December 31, 2018 was greater than the comparable periods in 2017, despite merger-related expenses recognized for the acquisition of Columbus First. The merger with Columbus First, combined with organic growth, had a positive effect on net interest income, which was $7.3 million greater in 2018 than in 2017. Return on average assets equaled 1.27% and 1.00% for the three and twelve month periods in 2018. Eliminating merger-related expenses from the income statement produces pro-forma net income of $5,341,000 and $16,598,000 for the three and twelve month periods in 2018, respectively. Pro-forma return on average asset ratios for the three and twelve month periods were 1.30% and 1.11%, respectively."

Net interest income for the three and twelve months ended December 31, 2018 was, respectively, $2,853,000 and $7,305,000 greater than the comparable periods in 2017, primarily due to growth in LCNB's average loan portfolio, partially offset by a decrease in average investment securities and increases in average deposits and long-term borrowings. Also offsetting the growth in the loan portfolio was a market-driven increase in average rates paid on deposits. Loans, deposits, and long-term borrowings obtained through the merger with Columbus First were a significant component of LCNB's loan portfolio growth and the increases in deposits and long-term borrowings.

The provision for loan losses for the twelve months ended December 31, 2018 was $708,000 greater than the comparable period in 2017. Non-accrual loans and loans past due 90 days or more and still accruing interest increased $140,000, from $2,965,000 or 0.35% of total loans at December 31, 2017 to $3,105,000 or 0.26% of total loans at December 31, 2018.

Non-interest income for the three and twelve months ended December 31, 2018 was, respectively, $123,000 and $592,000 greater than the comparable periods in 2017 primarily due to increases in fiduciary income and service charges and fees on deposit accounts, partially offset by a decrease in net gains (losses) from sales of securities.

Non-interest expense for the three and twelve months ended December 31, 2018 was, respectively, $1,313,000 and $6,639,000 greater than the comparable periods in 2017 primarily due to increases in salaries and employee benefits and merger-related expenses. Also contributing to the increase during the twelve month period were losses incurred from the sale of two of LCNB's office buildings. Merger-related expenses increased due to costs connected to the acquisition of Columbus First.

The merger with Columbus First was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration paid were recorded at their estimated fair values as of the merger date. Any changes in the estimated fair values based on new information about facts that existed at the merger date will be recognized in the period the adjustment is identified.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB’s ability to integrate recent and future acquisitions, including the recent merger with Columbus First, may be unsuccessful, or may be more difficult, time-consuming or costly than expected;

3.	LCNB may incur increased charge-offs in the future;

4.	LCNB may face competitive loss of customers;

5.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

6.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

7.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

8.	LCNB may experience difficulties growing loan and deposit balances;

9.	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

10.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;

11.
difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others; and

12.
government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.